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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☒
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
RedEnvelope, Inc.
(Name of Registrant as Specified In Its Charter)
Scott Galloway R. Ian Chaplin Martin McClanan Michael Meyer
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ANNUAL MEETING OF SHAREHOLDERS
OF
REDENVELOPE, INC.

PROXY STATEMENT
OF
SCOTT GALLOWAY, R. IAN CHAPLIN, MARTIN McCLANAN & MICHAEL MEYER

IN OPPOSITION TO THE INCUMBENT BOARD OF REDENVELOPE, INC.

        This proxy statement and the enclosed BLUE proxy card are being furnished to you, the holders of the common stock, par value $0.01 per share (the "Common Stock"), of RedEnvelope, Inc. ("RedEnvelope"), in connection with the solicitation of proxies by Scott Galloway, R. Ian Chaplin, Martin McClanan and Michael Meyer for use at the Annual Meeting of Shareholders of RedEnvelope, and at any adjournments or postponements thereof (the "Annual Meeting"). Collectively, we refer to ourselves in this Proxy Statement as the "Concerned Shareholders." RedEnvelope's Annual Meeting will be held at the Old Federal Reserve Building, located at 301 Battery Street, San Francisco, California 94111 on August 27, 2004, at 9:00 a.m. local time. Shareholders who are record holders of the Common Stock at the close of business on July 9, 2004 (the "Record Date"), will be entitled to vote at the Annual Meeting.

        We are soliciting proxies to take the following actions at the Annual Meeting:

  1.
  to elect Scott Galloway, Darius W. Gaskins, Jr., Caryn Lerner, Martin McClanan, Michael Meyer, Robert M. Perkowitz, Amy Schoening and Gregory Shove (collectively, the "Alternative Slate") as directors for a term expiring at the Annual Meeting in 2005;

  2.
  to fix the number of directors at eight (8);

  3.
  to ratify the appointment of Deloitte & Touche LLP as RedEnvelope's independent registered public accounting firm for the fiscal year ending April 3, 2005; and

  4.
  to transact any other business that is properly brought before the Annual Meeting.

        Information concerning the Concerned Shareholders and its director nominees is provided in this proxy statement under the headings "Election of Directors" and "Information About the Participants" in Annex A.

        A proxy may be given by any person who was a record holder of shares of RedEnvelope common stock on July 9, 2004, the Record Date. Whether or not you plan to attend the Annual Meeting, you are urged to sign and date the enclosed BLUE proxy card and return it in the postage-paid envelope provided. Your latest-dated proxy is the only one that counts, so you may return the BLUE proxy card even if you have already delivered a proxy. Please do not return any proxy sent to you by RedEnvelope. If you have already returned a proxy card sent to you by RedEnvelope, that card will be automatically revoked if you complete and return the enclosed BLUE proxy card.

        This solicitation is being made by the Concerned Shareholders and not on behalf of RedEnvelope's Board of Directors.

        This proxy statement and the enclosed BLUE proxy card are first being sent or given to shareholders of RedEnvelope on or about                        , 2004.

WHY ARE WE SOLICITING YOUR PROXY?

        The Concerned Shareholders, led by Mr. Galloway (who co-founded RedEnvelope with Concerned Shareholder Ian Chaplin in 1997), are deeply troubled by the performance and strategic direction of RedEnvelope. The Concerned Shareholders believe that the problems of RedEnvelope are directly attributable to management of the company, and ineffective oversight by the Board of Directors, and that a change in the Board and management strategy are necessary in order for RedEnvelope to reach its potential.

        The Concerned Shareholders hold substantial investments in RedEnvelope, and believe in both the premise and the promise of the RedEnvelope brand. They believe the changes they are proposing will help all shareholders capitalize on the opportunity presented by RedEnvelope.

        A key measure of RedEnvelope's performance is its rate of revenue growth. RedEnvelope's revenue growth has slowed dramatically in recent periods. Based on RedEnvelope's most recent Form 10-K, revenue growth for fiscal 2004 (year ended March 28, 2004) from fiscal 2003 was just 13.2% (from $70.1 million to $79.3 million). Revenue growth for fiscal 2003 from 2002 was 25.6% (from $55.8 million to $70.1 million). This compares to revenue growth for fiscal 2002 from 2001 of 71.3% (from $32.6 million to $55.8 million) and revenue growth for fiscal 2001 from 2000 of 305.3% (from $8.0 million to $32.6 million).

        RedEnvelope's declining revenue growth rate is graphed in the table below1:

1
Source: This graph is based upon RedEnvelope's revenue data presented in RedEnvelope's (i) Annual Report on Form 10-K for the fiscal year ended March 28, 2004, and (ii) Registration Statement on Form S-1, as amended (No. 333-106120).

RedEnvelope Revenue Growth Rate FY2000-2004

2

        The following chart shows RedEnvelope's reported rate of revenue growth for the reported fiscal-year periods indicated as compared to other similar or peer group retail companies.2

Source: RedEnvelope's Registration Statement on Form S-1, as amended (No. 333-106120); Design Within Reach, Inc.'s Registration Statement on Form S-1, as amended (No. 333-113903); Overstock.com Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2003; Blue Nile, Inc.'s Registration Statement on Form S-1, as amended (No. 333-113-494); Provide Commerce, Inc.'s Registration Statement on Form S-1, as amended (No. 333-116213).

% Revenue Growth Over Prior Year

*
Provide Commerce 2003 growth annualized based on 9 months ended 3/31/04.

        RedEnvelope's declining rates of revenue growth are matched by serious operational failures. A key example is the fiscal 2004 holiday season—the first in which RedEnvelope was a public company. In August, 2003, just before the beginning of the holiday shopping season which generates approximately 45% of the RedEnvelope's annual revenue, management decided to terminate its relationship with its third-party fulfillment provider, and bring fulfillment in-house.3

3
Source: RedEnvelope's Annual Report on Form 10-K for the fiscal year ended March 28, 2004.

        During the fiscal 2004 holiday season, the new in-house fulfillment operation did not meet expectations. As stated in the RedEnvelope's 2004 Form 10-K, "Specifically, we experienced delays and errors in the fulfillment process at our fulfillment center, which prevented us from fulfilling demand for our products. In addition, the anticipated efficiencies from managing the fulfillment center ourselves did not materialize."4 Specifically, RedEnvelope experienced difficulties in inventory management and timely gift personalization. Indeed, RedEnvelope stated that during the fiscal 2004 holiday season some of its "popular items were not stocked in quantities sufficient to meet the demand for such items, which likely led to missed sales opportunities."5 RedEnvelope also stated in a press release: "Due to operational issues in our distribution center, we currently expect that expenses for the quarter related to fulfillment and shipping will be higher than we anticipated."6

4
Source: RedEnvelope's Annual Report on Form 10-K for the fiscal year ended March 28, 2004.
5
Source: RedEnvelope's Annual Report on Form 10-K for the fiscal year ended March 28, 2004.
6
Source: RedEnvelope's press release dated January 9, 2004.
7
Source: RedEnvelope's press release dated March 18, 2004.

        The Concerned Shareholders also note major management turnover which has not been replaced in the key areas of merchandising and brand management. In March, 2004, Director and Brand Strategist Hillary Billings, who headed the merchandising function, left RedEnvelope.6 As of the date of this proxy statement, RedEnvelope has not indicated that her position has been filled. The Concerned Shareholders believe that for a branded retail business such as RedEnvelope, the head merchant is a core driver of success. If the Concerned Shareholders' slate of nominees are elected, they intend to focus in particular on restoring the emphasis on merchandising.

        Moreover, in January 2004, Senior Vice President of Marketing Pamela Knox left RedEnvelope after only eight months of employment.7 As with Ms. Billings, as of the date of this proxy statement, RedEnvelope has not indicated that her position has been filled. The Concerned Shareholders believe that building greater awareness of the RedEnvelope brand within and beyond the existing customer base is important for RedEnvelope's continued growth. The Concerned Shareholders' slate, if elected, intends to address the void created by Ms. Knox's departure and reinforce a marketing strategy that is designed to increase RedEnvelope brand recognition, acquire customers at an increasing rate, build a loyal customer base and maximize repeat purchases.

8
Source: RedEnvelope's press release dated January 9, 2004.

        The performance of RedEnvelope speaks for itself. During a period of robust growth in the industry, the Company failed to meet expected revenue targets for fiscal year 20048 and has made substantial downward revisions in earnings estimates9.

9
Source: RedEnvelope's press release dated October 28, 2003.

10
Source: RedEnvelope's press release dated January 9, 2004.

        As reflected in the table below, since October 1, 2003, just after RedEnvelope's initial public offering in September 2003, through the beginning of July 2004, the Company's stock price has fallen by 40%—in a period when the Standard & Poor's Retail Index has increased 16%10.

11
Source: Based upon information published on Yahoo Finance.

Relative Stock Performance since 9/25/03

        Moreover, as further evidence of opportunity lost, and as the table below demonstrates, the public markets have been highly receptive to new issues of online oriented, niche-focused specialty retailers with similar profiles as RedEnvelope.

Date of Initial Public Offering and Company Name	Initial Public Offering Price	Price as of July 2, 2004[11]	Stock Price Gain Since IPO	Trailing 12 Month Revenue Multiple Through 3/31/04
6/30/04 Design Within Reach	$12.00	$15.799	32%	2.31
5/30/04 Overstock.com	$30.50	$37.83	24%	2.33
5/20/04 Blue Nile	$20.50	$37.42	83%	4.49
12/17/03 Provide Commerce	$15.00	$19.72	31%	1.56
9/25/03 RedEnvelope	$14.00	$8.41	-40%	0.6
12
Source: Nasdaq.com

        The Concerned Shareholders apparently are not alone in their reaction to the performance of RedEnvelope's management. The table below shows the substantial price declines in RedEnvelope's stock which follow RedEnvelope's quarterly analyst conference calls, despite the fact that in the January 2004 and May 2004 conference calls, RedEnvelope actually announced results at the top of previously announced revenue and earnings ranges, and in excess of analyst expectations.12 For relativity, we also show the market price change of the S&P 500 on the same date.

13
Source: RedEnvelope's press releases dated January 9, 2004, January 27, 2004, April 12, 2004 and May 11, 2004.

Company Conference Call Date	Conference Call Topic	Price Change On First Full Trading Day Following Conference Call Date	S&P 500
10/28/03	Q2 Results	-$0.48(3.4%)	+.1%
01/27/04	Q3 Results	-$0.55(5%)	+.4%
05/11/04	Q4/04 Results	-$0.96(9.9%)	+.2%
	Total	-$1.99

Poor Corporate Governance

        We believe that in this age of heightened corporate governance, it is the responsibility of the Board of Directors to actively pursue the most qualified board members available. Despite the existence of a Nominating Committee, there appears, to us, to be no clear process for identifying, evaluation and recruiting new, qualified and experienced board members. RedEnvelope's Board currently includes six outside directors. They now propose to shrink that to five. RedEnvelope's public filings do not indicate that any of these outside directors have operational experience in specialty retail, and further indicate that only one has public company board experience. The Concerned Shareholders believe that without any operational experience in specialty retail, and public company board experience, a board is unable to effectively review and understand management's analysis of the business and is unable to recognize and anticipate the operational failures.

Our Plan

        The Concerned Shareholders propose a full slate of eight directors for election at the Annual Meeting. Furthermore, the Concerned Shareholders' slate intends to name Martin McClanan as the interim CEO of RedEnvelope and support his plans for an immediate operational review and plan to jump start growth. Concurrently, the new slate intends to form a search committee charged with identifying and recruiting a proven CEO from the specialty retail sector.

        As shown below, the Committee's proposed slate of Directors has both specialty retail and public company corporate board experience.

•	Retail Experience
	o	Amy Schoening served as Chief Marketing Officer at The Gap, Inc.
	o	Robert Perkowitz has founded and/or led five successful catalog marketers, including most recently, Smith+Noble, LLC. From July 1999 to March 2001, Mr. Perkowitz was Chief Operating Officer of Cornerstone Brands, Inc., a family of leading catalog companies for the home, leisure and casual apparel, including Ballard Designs, Frontgate, Garnet Hill, Smith+Noble, The Territory Ahead and TravelSmith Outfitters.
	o	Caryn Lerner Served as President of Escada (USA), Inc., and ran several business lines at QVC, Inc.
	o	Greg Shove served as Group Vice President of Commerce for America Online, Inc., overseeing a $650 million business.
	o	Martin McClanan has over 10 years of experience in consumer branded and direct marketing. He was formerly CEO of RedEnvelope.
•	Public Company Director Experience
	o	Michael Meyer, a Certified Public Accountant, currently sits on the board of two public companies: William Lyon Homes (NYSE: WLS) and City National Corporation (NYSE: CYN). In addition, Mr. Meyer is a director of Paladin Realty Income Properties, Inc., which has filed a registration statement with the Securities and Exchange Commission ("SEC") to become a public company.
	o	Darius Gaskins currently sits on the board of Sapient Corporation (NASDAQ: SAPE). He has previously been a director at nine public companies, including Burlington-Northern Inc. (where he was CEO) and R.H. Donnelley Corporation and was Chairman of the Interstate Commerce Commission.
	o	Scott Galloway, founder of RedEnvelope, currently sits on the board of RedEnvelope.

        Until a new Chief Executive Officer is hired, as interim CEO, Mr. McClanan will be responsible for delivering against an aggressive plan. To achieve growth and profitability targets, Mr. McClanan will develop and begin to execute a business plan that will build shareholder value based on two key themes: intelligent growth and operational excellence. Our outline of these two key concepts is as follows:

•	Intelligent Growth
	o	Reinvigorate the brand with innovative merchandising and marketing imagery with progressive and urban sensibilities
	o	Multi-channel growth
		–	Test retail stores
		–	Expand cost effective customer acquisition and retention on-line and through catalogs
		–	Continue to test other direct response mediums
		–	Evaluate licensing as an avenue for growth
	o	Accretive acquisitions of vertical, merchandise-driven enterprises
	o	Eliminate brand advertising that does not deliver measurable cost-effective customer acquisition
•	Operational Excellence

o	Ensure fulfillment and customer service deliver the brand promise
	–	Aggressive pre-season testing of new product concepts to minimize seasonal out-of-stocks
o	Eliminate excess and cumbersome technology
o	Hire proven professionals who have done "it" before
	–	Align management compensation with profitability and operational execution

Background

        Scott Galloway, the head of the Concerned Shareholders, along with Ian Chaplin, founded RedEnvelope in 1997. Prior to that time, Messrs. Chaplin and Galloway founded Prophet Brand Strategy, Inc., a management consulting firm specializing in the integration of business, brand and marketing strategies. As Prophet's CEO and as Chairman, Mr. Galloway oversaw growth to five offices (San Francisco, New York, Chicago, London and Tokyo) and a staff of 80 professionals. Prophet helped develop brand and e-commerce strategies for firms including Levi-Strauss, Williams-Sonoma, Pottery Barn and The Gap.

        Based on the knowledge and experience gained from Prophet, Messrs. Galloway and Chaplin founded RedEnvelope. From 1997-1998 Messrs. Galloway and Chaplin funded RedEnvelope with their own capital. From 1998-2000, Mr. Galloway led RedEnvelope through three rounds of financing (approx. $33 million). In 1999, Concerned Shareholder member Michael Meyer invested in RedEnvelope's first external financing round. In 1999, Mr. Galloway hired Hillary Billings, formerly Chief Merchant at Pottery Barn, to drive merchandising and brand strategy at RedEnvelope. In 2000, Mr. Galloway brought Martin McClanan to interview for the position of CEO. Mr. Martin was hired by the Board of Directors and held that position until 2002. Mr. Galloway also hired other senior level executives from firms including Williams-Sonoma and Dreyers. In 2000, Mr. Galloway resigned from the Board and moved to New York to found Brand Farm, Inc., an e-commerce incubator. In 2002, a group of investors asked Mr. Galloway to go back on the board of RedEnvelope and he rejoined in March 2002.

Proposal 1: Alternative Slate of Director Nominees

        As an alternative to the incumbent board's slate of director nominees for the election of directors at the Annual Meeting, we propose the following nominees:

Scott Galloway
Darius W. Gaskins, Jr.
Caryn Lerner
Martin McClanan
Michael Meyer
Robert M. Perkowitz
Amy Schoening
Gregory Shove

        For information regarding the background of each of the nominees for director, see the table beginning on page 9 under the section titled "Election of Directors". The persons named as "proxy" in the enclosed form of proxy card will vote the shares represented by all valid returned proxies in accordance with the specifications of the shareholders returning such proxies. Executed but unmarked proxies will be voted "FOR" the Concerned Shareholders' director nominees and "FOR" the proposal to fix the number of directors at eight (8). If at the time of the Annual Meeting any of the nominees named above should be unable to serve, which event is not expected to occur, the discretionary authority provided in the proxy will be exercised to vote for such substitute nominee or nominees, if any, as shall be designated by the Concerned Shareholders.

THE CONCERNED SHAREHOLDERS RECOMMEND A VOTE "FOR" ALL EIGHT NOMINEES INCLUDED IN THE ALTERNATIVE SLATE OF DIRECTOR NOMINEES.

ELECTION OF DIRECTORS

        RedEnvelope's Certificate of Incorporation provides that the number of directors of RedEnvelope shall be fixed from time to time by the Bylaws or an amendment thereof. RedEnvelope's Bylaws provide that the Board of Directors shall consist of nine members, provided that the number may be changed from time to time by a resolution of the Board of Directors or of the stockholders. Currently, the Board of Directors is set at seven members. RedEnvelope's preliminary proxy statement for the 2004 Annual Meeting indicates that its Board of Directors has adopted a resolution to decrease the size of the Board of Directors to six members following the Annual Meeting. If (a) our proposal to set the size of the Board of Directors at eight (8) members is not approved (see Proposal II below) and (b) our eight proposed nominees are elected, then (i) we expect the six individuals who receive the highest number of affirmative votes will fill the director positions, and (ii) shortly after the Annual Meeting, it is expected that the newly constituted board would adopt a resolution to increase the size of the Board of Directors by two members and fill the newly created vacancies by appointing the remaining two directors on the Concerned Shareholders' slate to the Board of Directors. Directors are nominated to serve until the next annual meeting of shareholders and until their successors are elected and qualified or their earlier resignation or removal.

        We are supporting the following nominees for election as directors: Scott Galloway, Darius W. Gaskins, Jr., Caryn Lerner, Martin McClanan, Michael Meyer, Robert M. Perkowitz, Amy Schoening and Gregory Shove as our alternative slate to management's slate. Based on their extensive business and professional experience, we believe that these nominees are highly qualified to serve as directors of RedEnvelope. Each of the nominees has consented to serve as a director of RedEnvelope if elected and to be named in this proxy statement and other soliciting materials.

        In accordance with Article II, Section 2.5 of the Bylaws of RedEnvelope, on July 14, 2004, Mr. Galloway delivered to RedEnvelope the notice and information required by the bylaws with respect to the proposed nominees and the proposal to set the number of directors at eight (8).

Information About Our Nominees

        The nominees, Scott Galloway, Darius W. Gaskins, Jr., Caryn Lerner, Martin McClanan, Michael Meyer, Robert M. Perkowitz, Amy Schoening and Gregory Shove have each furnished the information provided in this proxy statement. Additional disclosure regarding our nominees and the other participant in our solicitation can be found in Annex A to this proxy statement.

Name and Business Address	Age	Present Principal Occupation and Background
Scott Galloway 42 W. 15th Street, #2 New York, NY 10011	39	Mr. Galloway has been a Visiting Assistant Professor, New York University Leonard N. Stern School of Business since September 2002. He has served as a member of RedEnvelope's board of directors since June 2002. Mr. Galloway also served as Director of RedEnvelope from September 1997 to August 2000 and the Chairman of the Board of RedEnvelope from September 1997 to February 2000. From January 2000 to January 2002, Mr. Galloway served as the Chief Executive Officer and Chairman of the Board at Brand Farm. Mr. Galloway served as the Chief Executive Officer of Prophet Brand Strategy, Inc., a brand consulting firm, from June 1992 to January 2000 and was Chairman at Prophet from 2000 to 2002. Mr. Galloway received an MBA from the University of California at Berkeley and a BA in Economics from the University of California at Los Angeles.
Darius W. Gaskins 2 North Main Street, Suite 2 Ipswich, MA 01938	64
		Mr. Gaskins is the Founding Partner, Norbridge, Inc., formerly Carlisle, Fagan, Gaskins & Wise, Inc., a management consulting firm he founded in 1993. From 1991 to 2002, Mr. Gaskins was a Partner with High Street Associates, Inc., an investment firm. From 1989 to 1991, Mr. Gaskins was a Visiting Professor at the Center for Business and Government at the John F. Kennedy School of Government at Harvard University. From 1985 to 1989, Mr. Gaskins served as the President and Chief Executive Officer of Burlington Northern Railroad. Mr. Gaskins has served as a director of Sapient Corporation (NASDAQ: SAPE) since September 1995. Mr. Gaskins received a BS from the United States Military Academy, an MSE in both Astronautical and Instrumentation Engineering from the University of Michigan and a PhD in Economics from the University of Michigan.
Caryn Lerner 116 Roseville Road Westport, CT, 06880	46
		Ms. Lerner has been an independent retail consultant since November 2003. From October 1998 until October 2003, Ms. Lerner was the President and Chief Marketing Officer for Escada (USA) Inc. From August 1996 to October 1998, Ms. Lerner was Senior V.P. for Product Line Management and President of the Escada Sports Division. Ms. Lerner received a BFA from New York University.

Martin McClanan 128 3rd Avenue San Francisco, CA 94118	41
		Mr. McClanan has been an Executive Officer at Flax art & design, a retailer of high quality art and design supplies, home décor, books, stationary and creative gifts, since February 2003. Mr. McClanan was the former Chief Executive Officer of RedEnvelope from February 2000 to May 2002. From May 2002 to February 2003, Mr. McClanan was an independent consultant to multiple retail organizations. Mr. McClanan started his career working in sales and marketing management first for the E&J Gallo Winery then with Nestle USA. Mr. McClanan also founded Preview Catalog, a company focused on the direct sales of specialty foods sold to the foodservice industry. Mr. McClanan is on the board of directors for Signature Wines and is an active advisor to multiple retailers, packaged goods producers and consumer technology business. Mr. McClanan received a BA from the College of William & Mary and an MBA from the Darden School at the University of Virginia.
Michael Meyer 18101 Van Karman Suite 1050 Irvine, CA 92612	65
		Mr. Meyer has been the Chief Executive Officer of Michael L. Meyer Company, a real estate consulting and investment company since October 1999. Previously, Mr. Meyer was the Managing Partner, Orange County, Ernst & Young LLP Real Estate Group from 1974 to 1998. From 1998 to 2002, Mr. Meyer was a principal with TransPac Partners LLC and Pacific Capital Investors, each of which focused in investing in loans and real estate in Japan. From 2000 to 2003, Mr. Meyer was a Principal with Advantage 4 LLC, a provider of telecommunications systems for real estate projects. Mr. Meyer is a director of William Lyon Homes (NYSE: WLS), Cornerstone Ventures, City National Corporation (NYSE: CYN), City National Bank and Paladin Realty Income Properties, Inc. Mr. Meyer is a Certified Public Accountant.
Robert M. Perkowitz 3817 Bonwood Drive Charlotte, NC 28211	50
		Mr. Perkowitz has been the President of Paradigm Management, Inc., an investment and consulting firm, since 1993. From 1996 until 2001, Mr. Perkowitz held various positions with Smith+Noble, a direct marketer of custom window treatments, textile products and rugs, including President and Chief Executive Officer (1/98-5/01) and Vice President & Chief Operating Officer (5/96-12/97). From 1998 until 2001, Mr. Perkowitz held various positions with Cornerstone Brands, Inc., a family of leading catalog companies for the home, leisure and casual apparel, including President and Chief Operation Officer (5/00-3/01), Vice President and Chief Operating Officer (7/99-5/00) and Vice President, Strategic Planning (11/98-7/99).
Amy Schoening 390 Diamond Street San Francisco, CA, 94114	45
		Ms. Schoening has been an independent brand-marketing advisor since February 2003. From 1998 to February 2003, Ms. Schoening served in various marketing capacities at Gap, Inc., most recently as its Chief Marketing Officer.

Greg Shove 4662 Alpine Road Portola Valley, CA, 94028	42
Mr. Shove has been a Partner with Wimbledon Ventures, a venture capital firm, since 2001. From February 2000 until December 2000, Mr. Shove was the Chairman and interim Chief Executive Officer of Katmango Inc., an e-commerce software company. From 1998 until 2000, Mr. Shove was the Vice President — Business Development, E-Commerce at America Online, Inc.

        No corporation or organization identified in the preceding table is an affiliate of RedEnvelope.

        Each of our nominees, if elected, will be entitled to receive compensation customarily paid by RedEnvelope to its non-employee directors, which is expected to be described in the definitive proxy statement to be filed with the SEC by RedEnvelope in connection with its 2004 Annual Meeting.

        The Concerned Shareholders reserve the right to nominate substitute persons if RedEnvelope makes or announces any changes to its Bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any of these nominees. In addition, if any additional directorships are to be voted upon at the 2004 Annual Meeting, the Concerned Shareholders reserve the right to nominate additional persons to fill the added positions. Shares represented by proxies given to us will be voted for any substitute or additional nominees of the Concerned Shareholders.

        When you return the BLUE proxy card, you will be voting for our nominees to serve as directors, unless you appropriately indicate otherwise.

        THE CONCERNED SHAREHOLDERS BELIEVE THAT IT IS IN THE BEST INTEREST OF SHAREHOLDERS TO ELECT THESE NOMINEES AT THE ANNUAL MEETING. WE STRONGLY RECOMMEND THAT YOU VOTE "FOR" THE ELECTION OF OUR NOMINEES.

        YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED BLUE PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED.

Proposal 2: Fix Number of Directors at Eight (8)

        When RedEnvelope went public in September 2003, it had eight (8) directors. Shortly after the resignation of Hilary Billings in March 2004, the Board of Directors changed the number of directors from eight (8) to seven (7). RedEnvelope's preliminary proxy statement for the 2004 Annual Meeting indicates that its Board of Directors has adopted a resolution to further decrease the size of the Board of Directors to six (6) members following the Annual Meeting. We believe that the optimum number of directors for RedEnvelope, taking into account its size and history and the need for independent and experienced directors, is eight (8) members, which, we note above, was the number of directors of RedEnvelope when it went public.

        Pursuant to Section 3.2 of the of the Bylaws of RedEnvelope, the number of directors constituting the Board of Directors may be changed from time to time by a resolution of the Board of Directors or of the stockholders. We are proposing that the shareholders fix by resolution the number of directors at eight (8).

        The Concerned Shareholders recommend that shareholders vote FOR fixing the number of directors at eight (8).

VOTING PROCEDURES

        To vote "FOR" all our proposals at the 2004 Annual Meeting, please sign and date the enclosed BLUE proxy card and return it to Innisfree M&A Incorporation, our proxy solicitor, in the enclosed postage-paid envelope. Submitting a proxy will not affect your right to attend the 2004 Annual Meeting and vote in person,

How do I vote in person?

        If you are the shareholder of record of RedEnvelope common stock on the record date, July 9, 2004, you may attend the Annual Meeting and vote in person.

How do I vote by proxy?

        To vote by proxy, you should complete, sign and date the enclosed BLUE proxy card and return it promptly in the enclosed postage-paid envelope. To allow us to vote your shares at the Annual Meeting in accordance with your instructions, we must receive your BLUE proxy card as soon as possible but in any event prior to time shares are voted at the meeting.

What if I am not the record holder of my shares?

        If your shares are held in the name of a brokerage firm, bank nominee or other institution, only it can give a proxy with respect to your shares. You may have received either a BLUE proxy card from the record holder (which you can complete and send directly to Innisfree M&A Incorporated, our proxy solicitor) or an instruction card (which you can complete and return to the record holder to direct its voting of your shares). If the record holder has not sent you either a BLUE proxy card or an instruction card, you may contact the record holder directly to provide it with instructions.

        You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which shares are held. You should complete, sign, date and return each BLUE proxy card and voting instruction card you receive. If you need assistance, please contact Innisfree M&A Incorporated, our proxy solicitor, by telephone at 888-750-5834.

        If you do not have record ownership of your shares and want to vote in person at the Annual Meeting, you may obtain a document called a "legal proxy" from the record holder of your shares and bring it to the Annual Meeting. If you need assistance, please contact our Innisfree M&A Incorporated, proxy solicitor, by telephone at 888-750-5834.

What should I do if I receive a white proxy card from RedEnvelope's management?

        Proxies on the white proxy card are being solicited by RedEnvelope's management. If you wish to support the Concerned Shareholders' proposals, do not sign or return the white proxy card or follow any voting instructions provided by RedEnvelope.

        If you have already sent a white proxy card to RedEnvelope and voted for the incumbent board's slate of director nominees, you may revoke it and vote "FOR" our nominees by signing, dating and returning the enclosed BLUE proxy card.

What if I want to revoke my proxy or change my voting instructions?

        If you give a proxy, you may revoke it at any time before it is voted. You may do so by:

  •
  delivering a later-dated proxy to either Innisfree M&A Incorporated, our proxy solicitor, or the secretary of RedEnvelope; or

  •
  delivering a written notice of revocation to either Innisfree M&A Incorporated, our proxy solicitor, or the secretary of RedEnvelope; or

  •
  voting in person at the Annual Meeting.

        If you hold your shares in street name, you may change your vote by:

  •
  submitting new voting instructions to your broker or nominee; or

  •
  attending the Annual Meeting and voting in person, provided you have obtained a signed proxy from the record holder giving you the right to vote your shares.

        If you choose to revoke a proxy, we would appreciate if you would assist us in representing the interests of shareholders on an informed basis by sending us a copy of your revocation, proxy or new voting instructions or by calling Innisfree M&A Incorporated, our proxy solicitor, at 888-750-5834. Remember, your latest-dated proxy is the only one that counts.

If I plan to attend the Annual Meeting, should I still submit a proxy?

        Whether or not you plan to attend the Annual Meeting, we urge you to submit a proxy. Returning the enclosed BLUE proxy card will not affect your right to attend the Annual Meeting and vote in person.

Who can vote?

        You are eligible to vote or to execute a proxy only if you owned RedEnvelope common stock on July 9, 2004, the record date for the Annual Meeting. Even if you sell your shares after the record date, you will retain the right to execute a proxy in connection with the Annual Meeting. It is important that you grant a proxy regarding shares you held on the record date, or vote those shares in person, even if you no longer own those shares. Based on the preliminary proxy statement filed with the SEC by RedEnvelope on July 14, 2004, 8,730,540 shares of common stock of RedEnvelope were issued and outstanding on the record date for the Annual Meeting.

How many votes do I have?

        With respect to each matter to be considered at the Annual Meeting, you are entitled to one vote for each share of RedEnvelope common stock owned on the record date. Based on the preliminary proxy statement filed by RedEnvelope on July 14, 2004, RedEnvelope has no outstanding voting securities other than its common stock.

How will my shares be voted?

        If you give a proxy on the accompanying BLUE proxy card, your shares will be voted as you direct. If you submit a signed BLUE proxy, without instructions, your shares will be voted for our proposals. Submitting a signed BLUE proxy card will also entitle our representatives to vote your shares in accordance with their discretion on matters not described in this proxy statement that properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

What is a quorum and why is it necessary?

        A quorum of shareholders is necessary to have a valid meeting of RedEnvelope shareholders. Under the Bylaws of RedEnvelope, a majority of the shares of RedEnvelope common stock entitled to vote on the record date must be present in person or by proxy at the Annual Meeting in order for a quorum to be established. Abstentions and broker "non-votes" count as present for establishing the quorum described above. A broker "non-vote" occurs on an item when a broker is not permitted to vote on that item without instructions from the beneficial owner of the shares and no instructions are given. Under Nasdaq rules, because the election of directors is being contested, brokers will not have discretion to vote shares held in street name without instructions from the beneficial owner of the shares with respect to the election of directors, the proposal to fix the size of the board at eight (8) members or any other matters; therefore, if no instructions are provided by the beneficial owner of those shares the result will be "broker non-votes".

What vote is required to approve each proposal and how will votes be counted?

        For the election of directors, the nominees receiving the highest number of votes will be elected as directors. This is referred to as the plurality of votes cast. Both abstentions and broker non-votes will not have an effect on the outcome of the election of directors. Shareholders do not have the right to cumulate their votes for the election of directors.

        The proposal to set the number of directors at eight (8), requires the affirmative vote of a majority of the shares represented in person or by proxy, entitled to vote and cast affirmatively or negatively at the Annual Meeting. Both abstentions and broker non-votes will not have an effect on the outcome of the proposal to set the number of directors at eight (8).

        All other proposals will be adopted if a majority of the shares represented at the meeting, entitled to vote and cast (affirmatively or negatively) on the proposal are voted in its favor.

How can I receive more information?

        If you have any questions about giving your proxy or about our solicitation, or if you require assistance, please call Innisfree M&A Incorporated, our proxy solicitor, at 888-750-5834.

YOUR VOTE IS IMPORTANT

        Your vote is important. No matter how many or how few shares of RedEnvelope you own, please vote for our proposals by signing, dating and mailing the enclosed BLUE proxy card today in the provided envelope so that we will receive it prior to the Annual Meeting. Do not return the white proxy card sent to you by RedEnvelope's Board of Directors. Even if you mark "withhold" on the Board's white proxy card as a protest against the incumbent Board, your vote will not count for our director nominees. You can only vote for our director nominees on the BLUE proxy card.

        If you have already returned the white proxy card sent to you by RedEnvelope's Board of Directors' before receiving our proxy statement, you have every right to change your vote by signing and returning the enclosed BLUE proxy card. Only your latest dated properly executed proxy will count at the Annual Meeting. Make certain that your most recent proxy is our BLUE proxy.

        If your shares are held for you by a bank or brokerage firm, your broker cannot vote your shares unless he or she receives your specific instructions. Please return your proxy in the envelope provided or call your bank or broker and instruct your representative to vote for our proposals on the BLUE proxy card.

YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND MAIL YOUR BLUE PROXY CARD AT YOUR EARLIEST CONVENIENCE.

        If you have any questions about how to vote your shares or in changing your vote, please contact Innisfree M&A Incorporated, our proxy solicitor, at 888-750-5834.

PROXY SOLICITATION AND EXPENSES

        The solicitation to which this proxy statement relates is being made by the Concerned Shareholders. The Concerned Shareholders may solicit proxies in person and by mail, press release, advertisements in newspapers, magazines and/or trade publications, telephone, telecopier, telegraph, electronic mail, Internet publication, television and radio. No person identified above has or will receive compensation for soliciting proxies.

        The Concerned Shareholders will ask banks, brokers, custodians, nominees, other institutional holders and other fiduciaries to forward all soliciting materials to the beneficial owners of the shares that those institutions hold of record. The Concerned Shareholders will reimburse those institutions for reasonable expenses that they incur in connection with forwarding our materials.

        The entire expense of our proxy solicitation is being borne by Mr. Galloway. Mr. Galloway may, particularly if his nominees are elected to RedEnvelope's Board of Directors, seek reimbursement of his expenses from RedEnvelope. Mr. Galloway does not intend to seek shareholder approval of any such reimbursement.

        Scott Galloway has retained Innisfree M&A Incorporated, as the Concerned Shareholder's proxy solicitor to solicit proxies on its behalf in connection with the Annual Meeting. Innisfree M&A Incorporated may solicit proxies from individuals, banks, brokers, custodians, nominees, other institutional holders and other fiduciaries and will employ approximately 25 people in its efforts. Mr. Galloway has agreed to reimburse Innisfree M&A Incorporated for its reasonable expenses, to indemnify it against certain losses, costs and expenses, and to pay it fees not to exceed approximately $75,000.

        In addition to the costs related to the engagement of Innisfree M&A Incorporated, our proxy solicitor, costs related to our solicitation of proxies include expenditures for printing, postage, legal services and other related items. Total expenditures are expected to be approximately $275,000. Total payment of costs to date in furtherance of our proxy solicitation is approximately $50,000.

INFORMATION ABOUT THE PARTICIPANTS

        The Concerned Shareholders and the Concerned Shareholders' director nominees (together, the "Participants") are participants in the Concerned Shareholders' solicitation of proxies for the Annual Meeting within the meaning of the federal securities laws. Information related to the Participants, including their beneficial ownership of RedEnvelope common stock, is set forth in Annex A to this proxy statement and is incorporated into this proxy statement by reference. Except as set forth in Annex A, none of the Participants is party to any commercial dealing with RedEnvelope or its subsidiaries that is required to be discussed in this proxy statement by the federal securities laws. Information in this proxy statement about each Participant was provided by that Participant.

INFORMATION ABOUT REDENVELOPE

        Based upon RedEnvelope's annual report on Form 1O-K for the fiscal year ended March 28, 2004, the mailing address of the principal executive offices of RedEnvelope is 201 Spear Street, 3rd Floor, San Francisco, California 94105.

        Certain information regarding beneficial ownership of RedEnvelope common stock by directors, nominees, management and 5% shareholders of RedEnvelope will be contained in RedEnvelope's proxy statement to be furnished to shareholders in connection with the Annual Meeting and is incorporated herein by reference. Additional information concerning RedEnvelope may be found in RedEnvelope's proxy statement under the headings "Certain Relationships and Related Party Transactions" and "Other Information", and is incorporated herein by reference.

        Except as otherwise noted herein, the information in this proxy statement concerning RedEnvelope has been taken from or is based upon documents and records on file with the SEC and other publicly available information. Although the Concerned Shareholders do not have any knowledge indicating that any statement contained herein is untrue, we do not take any responsibility for the accuracy or completeness of statements taken from public documents and records that were not prepared by or on behalf of the Concerned Shareholders, or for any failure by RedEnvelope to disclose events that may affect the significance or accuracy of such information.

OTHER MATTERS TO BE VOTED UPON

        RedEnvelope has disclosed that, in addition to electing directors, shareholders will be asked at the Annual Meeting to vote upon ratifying Deloitte & Touche LLP as RedEnvelope's independent registered public accounting firm for the fiscal year ending April 3, 2005. The Concerned Shareholders do not make any recommendations regarding this matter but, if you provide instructions regarding this matter on the enclosed proxy card, the Concerned Shareholders will vote your shares as you direct. Submitting a BLUE proxy card will entitle our representatives to vote your shares in accordance with their discretion on matters not described in this proxy statement that may arise at the Annual Meeting.

SHAREHOLDERS PROPOSALS FOR 2005 ANNUAL MEETING

        RedEnvelope's preliminary proxy statement with respect to the 2004 Annual Meeting discloses that proposals of RedEnvelope's shareholders intended to be presented at the 2005 annual meeting of RedEnvelope shareholders (the "2005 Annual Meeting"), must be delivered to the Secretary of RedEnvelope at its principal executive offices no earlier than April 29, 2005 nor later than May 30, 2005. However, if the 2005 Meeting is more than 30 days prior to or more than 60 days after the anniversary date of the 2004 Annual Meeting, and less than 60 days notice or prior public disclosure of the date of the meeting is given or made to shareholders, the deadline for submitting a proposal is 10 days following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Additional information regarding shareholder proposals will be contained RedEnvelope's proxy statement to be furnished to shareholders in connection with the 2004 Annual Meeting and is incorporated herein by reference.

WE URGE YOU TO VOTE YOUR SHARES IN FAVOR OF THE CONCERNED SHAREHOLDERS' PROPOSALS BY SIGNING, DATING AND RETURNING THE ENCLOSED BLUE PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

        Questions or requests for additional copies of this proxy statement should be directed to:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022
Fax: (212) 750-5799
Toll-Free Call: 888-750-5834

ANNEX A

INFORMATION CONCERNING THE PARTICIPANTS

        Under applicable SEC regulations, the Concerned Shareholders and each of their nominees is deemed to be a "participant" for purposes of the Concerned Shareholders' solicitation of proxies. The name, business address and principal occupation of each of the Concerned Shareholders' nominees is set forth above under "Election of Directors". The following table includes the information regarding the principal occupation of the members of the Concerned Shareholders, other than members who are also director nominees (whose information is found in the Concerned Shareholders' proxy statement under the heading "Election of Directors").

Name and Business Address	Present Principal Occupation
R. Ian Chaplin 5414 Oberlin Drive, Suite 240 San Diego, California 92121	Founder, Bidshift, Inc. (founded in 2001), a human capital management software company specializing in auction-based, shift bidding applications for clinical staffing of hospitals.

Security Ownership

        The Participants may be deemed to have beneficial ownership of RedEnvelope common stock as set forth below, as of July 12, 2004.

Name	Beneficial Ownership		Percent of Class (1)
R. Ian Chaplin	409,768	(2)	4.7%
Scott Galloway	232,945		2.67%
Martin McClanan	57,323	(3)	0.66%
Michael L. Meyer	74,169	(4)	0.85%
Darius W. Gaskins, Jr.	0		—
Caryn Lerner	0		—
Robert M. Perkowitz	0		—
Amy Schoening	0		—
Gregory Shove	21,348	(5)	0.25%

(1)
Based upon 8,708,746 shares outstanding, as reported in RedEnvelope, Inc.'s Form 10-K for the fiscal year ended March 28, 2004.
(2)
These shares are held jointly by Mr. Chaplin and his spouse.
(3)
Includes options to purchase 52,714 shares, all of which are presently exercisable.
(4)
Represents 65,066 shares held in the Michael L. Meyer Living Trust and 9,103 shares held of record by Mr. Meyer's spouse.
(5)
Represents shares held by the Shove Family Trust for which Mr. Shove serves as one of two trustees.

        As of the date of this proxy statement, the Concerned Shareholders own an aggregate of 774,205 shares of Common Stock representing 8.89% of the outstanding shares of Common Stock based upon 8,708,746 shares outstanding, as reported in RedEnvelope, Inc.'s Form 10-K for the fiscal year ended March 28, 2004. On June 30, 2004, the Concerned Shareholders filed a Schedule 13D with the SEC disclosing that they together owned 8.89% of the outstanding shares of Common Stock. In the 13D, the Concerned Shareholders expressed their concerns with current management and board oversight and their intention to communicate their concerns to the Board.

        No Participant and no associate of any Participant (within the meaning of the federal proxy rules) beneficially owns any securities of RedEnvelope other than common stock.

        No Participant beneficially owns any securities of any parent or subsidiary of RedEnvelope. No Participant has record but not beneficial ownership with respect to any securities of RedEnvelope.

Transactions in RedEnvelope Securities

        Other than the transactions described below, no Participant has purchased or sold any securities of RedEnvelope in the past two years.

Name	Date of Transaction	Nature of Transaction	Number of Shares
Ian Chaplin	May 21, 2004 March 17, 2004	Sale pursuant to call option Sale pursuant to call option	18,498 31,533
Scott Galloway	May 21, 2004 March 30, 2004 March 15, 2004	Sale pursuant to call option Acquisition pursuant to exercise of options Sale pursuant to call option	17,431 414,052 31,533
Greg Shove	May 21, 2004	Acquisition pursuant to call option	10,674
Martin McClanan	June 14, 2004 April 13, 2004 March 23, 2004	Same day cashless exercise and sale Same day cashless exercise and sale Same day cashless exercise and sale	2,000 4,000 8,000

        Each of the Concerned Shareholders is a party to a Joint Filing Agreement, dated as of June 29, 2004 (the "13D Joint Filing Agreement"), pursuant to which the parties agreed to file jointly on Schedule 13D with respect to their ownership of RedEnvelope's Common Stock. Except for the 13D Joint Filing Agreement and as listed below, no Participant is, or was within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of RedEnvelope, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

  •
  Mr. McClanan currently holds options to purchase 52,714 shares of RedEnvelope Common Stock at an exercise price of $5.855.

  •
  Mr. Galloway granted options to purchase shares of RedEnvelope preferred stock, which converted into options to purchase an aggregate of 40,424 shares of RedEnvelope common stock upon the closing of RedEnvelope's initial public offering, to various employees of Prophet Brand Strategy, Inc. In addition, Mr. Galloway granted a warrant to Mr. Shove to purchase shares of RedEnvelope preferred stock, which also converted into a warrant to purchase 13,577 shares of RedEnvelope common stock upon the closing of the initial public offering. As of July 12, 2004, Mr. Shove had 2,903 shares available for purchase under the warrant at an exercise price of $1.1968 per share. As of July 12, 2004, there were outstanding options to purchase an aggregate of 1,067 shares at an exercise price of $1.5223 per share.

  •
  Mr. Chaplin granted options to purchase shares of RedEnvelope preferred stock, which converted into options to purchase an aggregate of 40,424 shares of RedEnvelope common stock upon the closing of RedEnvelope's initial public offering, to various employees of Prophet Brand Strategy, Inc. In addition, Mr. Chaplin granted a warrant to Mr. Shove to purchase shares of RedEnvelope preferred stock, which also converted into a warrant to purchase 13,577 shares of RedEnvelope common stock upon the closing of the initial public offering. As of July 12, 2004, Mr. Shove had 2,903 shares available for purchase under the warrant at an exercise price of $1.1968 per share. As of July 12, 2004, there were outstanding options to purchase an aggregate of 2,134 shares at an exercise price of $1.5223 per share.

        No Participant, no associate of any Participant and no person who is a party to any arrangement or understanding pursuant to which a nominee is proposed to be elected has any arrangement or understanding with any person with respect to any future employment by RedEnvelope or its affiliates or with respect to any future transactions to which RedEnvelope or any of its affiliates will or may be a party. However, if the Alternative Slate is elected, they intend to appoint Mr. Martin McClanan as the Company's Interim Chief Executive Officer.

        Participants who are our director nominees are expected to receive customary compensation from RedEnvelope in exchange for their services as directors, if elected.

        There have been no transaction or series of similar transactions since the beginning of RedEnvelope's last completed fiscal year, and there is no currently proposed transaction or series of similar proposed transactions, to which RedEnvelope or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000 and in which any Participant or any associate of any Participant had, or will have, a direct or indirect material interest.

Additional Information About Our Nominees

        Except for Mr. Galloway, who is a current member of RedEnvelope's board of directors, none of the director nominees presently holds any positions with RedEnvelope.

        There is no arrangement or understanding between any of our director nominees and any other person pursuant to which our director nominee was selected as a nominee.

        There is no family relationship (within the meaning of the federal securities laws) between any of our director nominees and (i) any other of our director nominee or (ii) any director of RedEnvelope, executive officer of RedEnvelope or person nominated by RedEnvelope to become a director or executive officer.

        None of our director nominees has any business relationship or has been involved in any legal proceedings that is required to be disclosed pursuant to Item 7(b)-(c) of Schedule 14A of the rules promulgated under Securities Exchange Act of 1934, as amended ("Exchange Act").

        Except for Mr. Galloway, who is a current member of RedEnvelope's board of directors, none of our director nominees and no associate of any of our director nominees receives any compensation from RedEnvelope as a director or executive officer of RedEnvelope. As a director of RedEnvelope, Mr. Galloway receives an annual retainer fee of $10,000 and an additional $1,000 for every board meeting attended. Had our director nominees been directors of RedEnvelope and members of the compensation committee of RedEnvelope's board of directors during RedEnvelope's last completed fiscal year, there would have been no compensation committee interlocks within the meaning of the SEC proxy rules.

        Except as described below, none of our director nominees serves as a director (i) of any company with a class of securities registered pursuant to Section 12 of the Exchange Act, or subject to the requirements of Section 15(d) of the Exchange Act or (ii) of any investment company registered under the Investment Company Act of 1940.

  •
  Mr. Gaskins is a member of the board of directors of Sapient Corporation (NASDAQ: SAPE).
  •
  Mr. Meyer is a member of the boards of directors of William Lyon Homes (NYSE: WLS) and City National Corporation (NYSE: CYN).

        During the past five years, none of our director nominees have been involved in any legal proceeding or any event described in Item 401 (f) of Regulation S-K of the Exchange Act. In addition, none of our director nominees has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) during the past ten years.

        There are no material proceedings to which any of our director nominees, or any associate of any director nominee, are a party adverse to RedEnvelope or any of its subsidiaries or has a material interest adverse to RedEnvelope or any of its subsidiaries.

Section 16(a) Beneficial Ownership Reporting Compliance

        None of our director nominees has failed to file reports related to RedEnvelope that are required by Section 16(a) of the Exchange Act of 1934.

Blue Proxy Card

PROXY CARD FOR 2004 ANNUAL MEETING
OF THE SHAREHOLDERS OF REDENVELOPE, INC.

SOLICITED BY THE CONCERNED SHAREHOLDERS OF REDENVELOPE, INC.

ANNUAL MEETING OF SHAREHOLDERS
August 27, 2004

The undersigned shareholder of RedEnvelope, Inc. (the "Company") hereby appoints Scott Galloway and Martin McClanan, or either one of them, with full power of substitution, as proxies to cast all votes that the undersigned shareholder is entitled to cast at the annual meeting of shareholders (the "Annual Meeting") to be held at 9:00 a.m. local time on August 27, 2004, at the Old Federal Reserve Building, 301 Battery Street, San Francisco, California 94111, and at any adjournments or postponements thereof, upon the following matters. The persons named above are hereby authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof. The undersigned shareholder hereby revokes any proxy or proxies heretofore given.

PLEASE MARK VOTES AS IN THIS EXAMPLE: ☒

Please be sure to sign and date this proxy in the box below.	Date

Shareholder sign above

Co-holder (if any) sign above

THE CONCERNED SHAREHOLDERS RECOMMEND A VOTE "FOR" THE NOMINEES LISTED BELOW AND A "FOR" VOTE FOR FIXING THE NUMBER OF DIRECTORS AT EIGHT (8).

		For all nominees listed	With- hold	For All Except
1.	To elect eight directors to serve until the next annual meeting of stockholders or until his or her successor has been duly elected and qualified or until his or her earlier resignation or removal.	☐	☐	☐
Nominees:	Scott Galloway Darius W. Gaskins, Jr. Caryn Lerner Martin McClanan Michael Meyer Robert M. Perkowitz Amy Schoening Gregory Shove

INSTRUCTION:    To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the name of the nominee(s) in the space provided below.

2.	Proposal to fix the number of directors for the Board of Directors at eight (8).
	For ☐	Against ☐	Abstain ☐
3.	To ratify the appointment of Deloitte & Touche, LLP as the Company's independent registered public accounting firm for the fiscal year ending April 3, 2005.
	For ☐	Against ☐	Abstain ☐

/\ Detach above card, sign, date and mail in postage paid envelope /\

REDENVELOPE, INC. 2004 ANNUAL MEETING

SOLICITED BY THE CONCERNED SHAREHOLDERS OF REDENVELOPE, INC.

This proxy will be voted as directed by the above signed shareholder. Unless contrary instructions are given, this proxy will be voted FOR items one and two, ABSTAIN on item three and in accordance with the determination of the Concerned Shareholders as to any other matters. The above signed shareholder hereby acknowledges receipt of the Proxy Statement of the Concerned Shareholders.

Please date and sign exactly as your name(s) appear(s) hereon. Each executor, administrator, trustee, guardian, attorney-in-fact, and any other fiduciary should sign and indicate his or her full title. When stock has been issued in the name of two or more persons, all should sign.
If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.
PLEASE ACT PROMPTLY SIGN, DATE & MAIL YOUR PROXY CARD TODAY

QuickLinks

WHY ARE WE SOLICITING YOUR PROXY?
RedEnvelope Revenue Growth Rate FY2000-2004
% Revenue Growth Over Prior Year
Relative Stock Performance since 9/25/03
VOTING PROCEDURES
YOUR VOTE IS IMPORTANT
PROXY SOLICITATION AND EXPENSES
INFORMATION ABOUT THE PARTICIPANTS
INFORMATION ABOUT REDENVELOPE
OTHER MATTERS TO BE VOTED UPON
SHAREHOLDERS PROPOSALS FOR 2005 ANNUAL MEETING